UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011
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TRANSCEND SERVICES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(678) 808-0600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(e) Compensation of Named Executive Officers

On November 30, 2011, the Compensation Committee of Transcend Services, Inc. (“Transcend”) completed its annual performance and compensation review of the Company’s named executive officers (“executive officers”) as defined by Item 402(a)(3) of Regulation S-K and made recommendations to the Board of Directors for fiscal 2012 compensation. The following is a description of the compensation arrangements that were approved by the Board of Directors for Transcend’s executive officers:
Fiscal 2012 Annual Base Salary
The following salaries were approved by the Board of Directors effective January 1, 2012:

	Annual Salary
Name	Previous	New
Larry Gerdes	$340,000	$350,000
Lance Cornell	$230,000	$245,000
Susan McGrogan	$275,000	$295,000

Fiscal 2012 Short-Term Cash Incentives: Target Awards under the 2012 Bonus Plan
For fiscal 2012, each of the executive officers is eligible to earn a cash incentive award under Transcend’s 2012 Bonus Plan based on the achievement of specified objective performance targets for the 2012 fiscal year. Mr. Gerdes, Mr. Cornell and Ms. McGrogan are each eligible to receive a bonus at a target rate of 50% of annual salary, with the potential to achieve 120% of the target rate (60% of annual salary) upon specified over-achievement of their objectives. In addition, the Board may award up to an additional $50,000 to each executive officer based on the achievement of objective “stretch” performance goals for 2012. Such bonuses, if any, will be paid in the first quarter of 2013.

Name	Bonus at Target
Larry Gerdes	$175,000
Lance Cornell	$122,500
Susan McGrogan	$147,500

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: December 1, 2011	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer (Principal Financial Officer)